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                                                                      Exhibit 99


THE BRAND AMERICA TRUSTS...THE JEWELRY AMERICA WEARS

                                                 MICHAEL ANTHONY JEWELERS, INC.
                                                 115 South MacQuesten Pkwy
                                                 Mt. Vernon, New York 10550-1724
                                                 Phone: (914)-699-0000
                                                 Fax: (914)-699-2335


CONTACT: Allan Corn
         Chief Financial Officer
         (914) 699-0000 Ext. 464

         FOR IMMEDIATE RELEASE


                     MICHAEL ANTHONY JEWELERS, INC. REPORTS
                              FIRST QUARTER RESULTS

         Mt. Vernon, NY - June 6, 2003. Michael Anthony Jewelers, Inc. (ASE:MAJ), a leading marketer and manufacturer of gold jewelry, today reported results for the first quarter ended May 3, 2003.

         Sales for the first quarter were $20,619,000, a decrease of $9,516,000 from sales of $30,135,000 in the prior year's comparable period. The net loss for the quarter was $1,005,000, or $.16 basic and diluted loss per share on 6,245,000 weighted average shares outstanding, compared to a net loss of $288,000, or $.05 per share on 6,237,000 weighted average shares outstanding in last year's comparable period.

         Commenting on the Company's performance, Michael Paolercio, Chief Executive Officer stated, "Higher gold prices and the weak retail climate continued to negatively impact our revenues in our first fiscal quarter. While we have not lost a single customer, the major retailers with whom we do business have been lowering their own inventories by reducing current purchases." Mr. Paolercio continued, "Our gross profit as a percent of sales was lower than last year due to higher gold prices and lower production levels. Our other operating expenses, however, were lower than last year and are, in fact, meeting our current operating plan." Mr. Paolercio concluded, "We expect to improve our quarter to quarter comparisons for the remainder of the year."

Michael Anthony Jewelers is a leading designer, marketer and manufacturer of branded affordable fine jewelry and watches, whose customers include jewelry chain stores, discount stores, department stores, television shopping networks and wholesalers.


                                     -more-

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                 NEWS RELEASE ... NEWS RELEASE ... NEWS RELEASE
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MICHAEL ANTHONY JEWELERS, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)



                                                         For the Three Months Ended
                                            --------------------------------------------------------
                                                May 3, 2003                         May 4, 2002
                                            ---------------------             ----------------------
Net sales                                   $20,619,000      100.0%            $30,135,000      100.0%

Gross profit on sales                         3,609,000       17.5               5,865,000       19.5

Selling, general and
  administrative expenses                     4,767,000       23.1               5,835,000       19.4

Other expenses - net                            463,000        2.2                 494,000        1.6

Loss before taxes                            (1,621,000)      (7.9)               (464,000)      (1.5)

Net loss                                     (1,005,000)      (4.9)               (288,000)       (.9)

Loss per share - basic and diluted                $(.16)                             $(.05)

Weighted average number of shares
 outstanding  - basic and diluted             6,245,000                          6,237,000



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Except for historical information contained herein, the matters set forth in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These uncertainties include general economic conditions, jewelry industry conditions, the effects of competition and the success of new products and programs.